Exhibit 10.29
OPTION AGREEMENT

THIS AGREEMENT is made as of November 24, 2010 (the “Effective Date”) by and between the limited liability companies listed on Schedule 1 annexed hereto (collectively “Optionor”) and Presidential Realty Corporation (“Optionee”).

RECITALS

WHEREAS, Optionor is the owner of those eighteen (18) properties listed and more particularly described on Exhibit A attached hereto and made a part hereof together with the buildings and improvements located therein and all easements, interests and other rights which are appurtenant thereto (collectively, the “Properties”); and

WHEREAS, Optionee desires to acquire an option to purchase the Properties and Optionor is willing to grant to Optionee an exclusive option to purchase the Properties pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.        THE OPTION.

(a)           In consideration of the foregoing and payment by Optionee of the sum of Five Thousand Dollars ($5,000.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Optionor, Optionor hereby grants to Optionee the exclusive right and option to purchase the Properties (the “Option”) at any time during the Term (as defined below) for the purchase price set forth below and upon the terms and conditions set forth in the form of Agreement of Sale attached hereto as Exhibit B and made a part hereof (the “Agreement of Sale”).

(b)           The term of the Option shall commence on the Effective Date, and shall expire at 6:00 p.m. on March 1, 2011 (the “Term”).

(c)           The total purchase price for the Properties shall be Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000).  The Properties will be sold subject to the existing first mortgage loans dated February 28, 2006 held by Community Bank of New York having an outstanding balance as of October 15, 2010 of approximately $51,756,000 (the “CBNY Loans”).

2.        EXERCISE OF THE OPTION.  Optionee may exercise the Option by giving written notice to Optionor during the term, in which event the Agreement of Sale shall be deemed to be executed and delivered by Optionee, Optionor and Lightstone Real Property Ventures Limited Liability Company.  At the request of Optionor, to further evidence the effectiveness of the Agreement of Sale, Optionor, Optionee and Lightstone Real Property Ventures Limited Liability Company will promptly execute the Agreement of Sale.

3.        LAPSE OF THE OPTION.  In the event Optionee fails to exercise the Option during the Term, the Option shall lapse and terminate and Optionee shall have no further interest in the Properties under this Agreement.

4.        REPRESENTATIONS AND WARRANTIES.  Each Optionor represents and warrants on the Effective Date and through and including the Term, to the best of its knowledge, as follows:

(a)           Each Optionor has taken all limited liability company and other action necessary to authorize execution of this Agreement by the individuals who are executing it and to approve and effect the transactions contemplated hereby; no consents of any third party (other than under the CBNY Loans) are required.  Each Optionor is a duly formed and validly existing limited liability company of the State of Delaware, in good standing and is properly qualified to do business in the jurisdiction where the Properties are located.

(b)           The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a material breach of any of the terms or provisions of, or constitute a material default or an acceleration under each Optionor’s organizing documents, any agreements to which each Optionor is a party or by which each Optionor is bound (other than the CBNY Loans), or any judgment, writ, trust, decree, or order of any court or governmental body, or any applicable law, rule or regulation.

(c)           There is no litigation, claim or proceeding pending or, to each Optionor’s knowledge, threatened in writing against such Optionor, or involving the Properties that could reasonably be expected to affect the ability of such Optionor to perform its respective obligations under this Agreement or that could reasonably be expected to affect the ability of Optionee to use the Properties for the purposes intended by Optionee (other than a possible default under the CBNY Loans).

5.        REMEDIES.  If Optionor shall breach or fail to perform or comply with any of the terms and provisions of this Agreement (a “Optionor default”) and such Optionor default continues beyond three (3) days after written notice to Optionor, then Optionee may exercise any and all remedies available to it under law or in equity (including, without limitation, specific performance).

6.        COVENANTS OF OPTIONOR.  Optionor covenants and agrees during the Term it will not do anything that would interfere with the ability of the managing agent for the Properties to:

(a)           Operate and manage the Properties in a normal businesslike manner, consistent with past practices, and maintain the Properties in the condition the same now is maintained, reasonable wear and tear and damage by insured fire or casualty excepted.
(b)           Comply with all applicable laws, ordinances, and regulations with respect to the Properties.
(c)           Perform when due and comply with all of the obligations under the CBNY Loans and under any leases, contracts and agreements affecting the Properties.

(d)           Maintain fire and extended coverage insurance on the Properties until completion of Settlement.

7.        MISCELLANEOUS.

(a)           Brokerage Fees.  Optionee and Optionor each represent and warrant to the other that it has not dealt with or engaged any real estate broker or finder in connection with this transaction.  Optionee and Optionor agree to indemnify and hold harmless the other from and against any liabilities, costs or expenses (including reasonable attorneys’ fees) arising out of any claim for any commissions or fees resulting from a breach of this provision by such indemnifying party.

(b)           Law Governing; Time of  Essence.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to choice of laws.  Time is of the essence of this Agreement.

(c)           Severability.  If any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said provision shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining provisions of this Agreement, which remaining provisions shall remain in full force and effect.

(d)           Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Optionor and the Optionee and their respective successors and assigns.  This Agreement may be assigned by Optionee and Optionee may appoint a nominee to enter into the Agreement of Sale or to receive conveyance of the Properties.

(e)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(f)           Notice.  Any notice given pursuant to this Agreement shall be valid only if given in writing and shall be deemed sufficiently given if given by registered or certified mail with sufficient postage attached, by overnight delivery service, by facsimile or by hand delivery.  Notices to Optionor shall be sufficient if addressed to, or delivered to The Lightstone Group, 1985 Cedar Ridge Avenue, Lakewood, New Jersey 08701 Attention David Lichtenstein, with a copy to the attention of its General Counsel.  Notices to Optionee shall be sufficient if addressed to Presidential Realty Corporation, 180 South Broadway, White Plains, New York 10605 Attention: Jeffrey Joseph, with a copy to Mark Edelstein, Morrison & Foerster, LLP,  290 Avenue of the Americas, New York, NY  10104-0012.  The date of delivery of any notice provided for in this Agreement shall be the date of deposit in the U.S. mails with sufficient postage if given by registered or certified mail and whether or not a return receipt is returned, the date of deposit to the overnight delivery service, if so given, the date of evidence of transmission if delivered by facsimile or the date of actual delivery to the above address of the party to be notified if hand delivered.  The person and place to which notice may be given may be changed from time to time by Optionor or Optionee respectively upon written notice to the other, effective two (2) days after delivery of such notice. Notice given by Optionor’s or Optionee’s attorneys shall constitute effective notice under this Agreement.

IN WITNESS WHEREOF, Optionor and Optionee have executed this Option Agreement as of the day and year first above written.

PRESIDENTIAL REALTY
CORPORATION

/s/ Nirsa Bianchi	By:	/s/ Jeffrey F. Joseph
Witness		Jeffrey F. Joseph
President

OPTIONOR:
BENT CREEK I FW, LLC
BENT TREE FW, LLC
BROOKSIDE FW, LLC
CAMELOT VILLAGE FW, LLC
CHRISTIANBURG BLUFF FW, LLC
DEER RUN FW, LLC
KNOB FW, LLC
RAIN TREE VILLAGE FW, LLC
RIDGEWOOD VILLAGE FW, LLC
AUGUSTA FARMS FW, LLC
BRIDLE CREEK FW, LLC
CANDLEWOOD FW, LLC
MILL WOODS FW, LLC
NORTHCROSS TOWNHOMES FW, LLC
NORTHAMPTON FW, LLC
PURDUM WOODS FW, LLC
QUADRANGLE FW, LLC
WASHINGTON SQUARE FW, LLC
	By:	Lightstone FW Manager, LLC,
its managing member

/s/ Joseph E . Teichman		/s/ David Lichtenstein
Witness	Name:	David Lichtenstein
	Title:	Manager

Lightstone Real Property Ventures Limited Liability Company is executing this Option Agreement for the purposes of agreeing to the provisions of Section 2 above.

Lightstone Real Property Ventures Limited Liability Company

By	/s/ Joseph E. Teichman
Executive Vice President

SCHEDULE 1

BENT CREEK I FW, LLC
BENT TREE FW, LLC
BROOKSIDE FW, LLC
CAMELOT VILLAGE FW, LLC
CHRISTIANBURG BLUFF FW, LLC
DEER RUN FW, LLC
KNOB FW, LLC
RAIN TREE VILLAGE FW, LLC
RIDGEWOOD VILLAGE FW, LLC
AUGUSTA FARMS FW, LLC
BRIDLE CREEK FW, LLC
CANDLEWOOD FW, LLC
MILL WOODS FW, LLC
NORTHCROSS TOWNHOMES FW, LLC
NORTHAMPTON FW, LLC
PURDUM WOODS FW, LLC
QUADRANGLE FW, LLC
WASHINGTON SQUARE FW, LLC

Amendment dated January 21, 2011 between Presidential Realty Corporation (“Presidential”) and the limited liability companies listed on Schedule 1 annexed hereto (collectively the “Seller”)  to that certain Option Agreement dated as of November 24, 2010 between Presidential Realty Corporation and the Seller (the “Option Agreement”).

WHEREAS, Presidential and Seller have executed and delivered the Option Agreement and desire to modify certain of the terms and conditions of the Option Agreement

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.         Section 1 (b) of the Option Agreement is amended to provide that the term of the Option shall expire at 6:00 pm on May 1, 2011

2.         The first sentence of Section 3 of the Agreement of Sale annexed as Exhibit B to the Option Agreement (the “Agreement of Sale”) is amended to read as follows:

“Settlement under this Agreement (the “Settlement”) shall take place within two business days after written notice (the “Settlement Notice”) from Buyer to Seller, but not later than May 3, 2011 (the “Outside Settlement Date”); provided that Seller shall have the right to retract the Settlement Notice and deliver a new Settlement Notice at any time prior to two business days before the Outside Settlement Date (the “Settlement Date”)”

3.         The following Section 8 is added to the Option Agreement

“8.  Adjustments to Purchase Price.  The $4,850,000 purchase price for the Properties set forth in Section 1 (c) of the Option Agreement and in Section 2 of the Agreement of Sale will be adjusted as follows:

(i)
the $4,850,000 price will be reduced by any distributions of the Group A Fixed Return made subsequent to the date hereof to the Group A Members under the Amended and Restated Operating Agreement of Lightstone FW Investment LLC; and

(ii)	the $4,850,000 price will be increased by the amount of the Group A Fixed Return that accrues for the period March 1, 2011 through the Settlement Date”

4.         Except as modified by the terms hereof, all of the terms and conditions of the Option Agreement shall remain in full force and effect

IN WITNESS WHEREOF, the undersigned have executed this Option Agreement as of the day and year first above written.

PRESIDENTIAL REALTY
CORPORATION

/s/ Al Badinelli	By:	/s/ Jeffrey F. Joseph
Witness		Jeffrey F. Joseph
President

OPTIONOR:

BENT CREEK I FW, LLC
BENT TREE FW, LLC
BROOKSIDE FW, LLC
CAMELOT VILLAGE FW, LLC
CHRISTIANBURG BLUFF FW, LLC
DEER RUN FW, LLC
KNOB FW, LLC
RAIN TREE VILLAGE FW, LLC
RIDGEWOOD VILLAGE FW, LLC
AUGUSTA FARMS FW, LLC
BRIDLE CREEK FW, LLC
CANDLEWOOD FW, LLC
MILL WOODS FW, LLC
NORTHCROSS TOWNHOMES FW, LLC
NORTHAMPTON FW, LLC
PURDUM WOODS FW, LLC
QUADRANGLE FW, LLC
WASHINGTON SQUARE FW, LLC
	By:	Lightstone FW Manager, LLC,
its managing member

/s/ Joseph E. Teichman	By:	/s/ David Lichtenstein
Witness	Name:	David Lichtenstein
	Title:	Manager

AGREED TO:

Lightstone Real Property Ventures Limited Liability Company

By	/s/ Joseph E. Teichman

SCHEDULE 1

BENT CREEK I FW, LLC
BENT TREE FW, LLC
BROOKSIDE FW, LLC
CAMELOT VILLAGE FW, LLC
CHRISTIANBURG BLUFF FW, LLC
DEER RUN FW, LLC
KNOB FW, LLC
RAIN TREE VILLAGE FW, LLC
RIDGEWOOD VILLAGE FW, LLC
AUGUSTA FARMS FW, LLC
BRIDLE CREEK FW, LLC
CANDLEWOOD FW, LLC
MILL WOODS FW, LLC
NORTHCROSS TOWNHOMES FW, LLC
NORTHAMPTON FW, LLC
PURDUM WOODS FW, LLC
QUADRANGLE FW, LLC
WASHINGTON SQUARE FW, LLC